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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         Pursuant to Section 13 OR 15(d)
                     Of The Securities Exchange Act of 1934


                                 April 4, 2000
                 Date of Report (Date of Earliest event reported)



                                 OM GROUP, INC.
              (Exact name of registrant as specified in its charter)



           Delaware                  0-22572                    52-1736882
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)             Indentification No.)




         50 Public Square, 3800 Terminal Tower, Cleveland, Ohio  44113-2204
                        (Address of principal executive offices)


                                 (216) 781-0083
                  Registrant's telephone number, including area code


                                       N/A
            (Former name or former address, if changed since last report)


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Item 2   Acquisition or Disposition of Assets

         On April 4, 2000, OM Group, Inc. (the Company) completed the acquisition of all of the stock of Outokumpu Nickel B.V. (OKN), a subsidiary of Outokumpu Oyj, for a cash purchase price of $173.7 million, arrived at through arm's length negotiations, subject to purchase price adjustments based on the actual assets and liabilities of OKN at the closing date. Registrant financed the purchase through a bank loan arranged by National City Bank and DLJ Capital Funding, Inc. A director of the Company is also a senior vice president of Outokumpu Oyj. OKN is engaged, and will continue to be engaged, in nickel refining and processing in Harjavalta, Finland.

Item 7   Financial Statements and Exhibits

         (a)  Financial Statements of Business Acquired

              It is impracticable for the Company to provide the financial statements for OKN required under Item 7 of Form 8-K at the time this Form 8-K is being filed. The Company expects that the required financial statements will be filed on or before June 16, 2000.

         (b)  Pro Forma Financial Information

              It is impracticable for the Company to provide the pro forma financial information required under Item 7 of Form 8-K at the time this Form 8-K is being filed. The Company expects that the required pro forma financial information will be filed on or before June 16, 2000.

         (c)  Exhibits

              2.1 Share Purchase Agreement as of February 23, 2000, by and between Outokumpu Nickel B.V., Outokumpu Oyj, OM Group, Inc. and OMG Kokkola Chemicals Holding B.V.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


April 18, 2000                     OM GROUP, INC.



                                   /s/ James M. Materna
                                   ------------------------------------
                                   James M. Materna
                                   Chief Financial Officer
                                   (Duly authorized signatory of OM Group, Inc.)